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                                   EXHIBIT 11
                               KMART CORPORATION
                INFORMATION ON COMPUTATION OF PER SHARE EARNINGS


($ Millions, except per share data)                                        13 Weeks Ended       26 Weeks Ended
                                                                          --------------       --------------
                                                                       July 31,   July 26,     July 31,   July 26,
                                                                        1996       1995         1996       1995
                                                                       -------  --------      -------    -------

I.  Earnings per common and common equivalent share:


     Income (loss) from continuing retail operations                 $    34     $    22      $     (4)   $    (3)
     Less-Series C convertible preferred shares dividend declared          -          (2)            -         (3)
                                                                     -------     -------      --------    -------


     (a) Adjusted income (loss) from continuing retail operations         34          20            (4)        (6)
     (b) Discontinued operations, net of income taxes                      -           1             -         (2)
     (c) Disposal of discontinued operations, net of income taxes          -         (77)          (61)       (77)
                                                                     -------     -------      --------    -------

     (d) Adjusted net income (loss)                                  $    34     $   (56)     $    (65)   $   (85)
                                                                     =======     =======      ========    =======

     Weighted average common shares outstanding                        483.5       459.2         482.9      458.9

     Stock Options--
       Common shares assumed issued                                     14.2         1.9           5.9        0.6
       Less--common shares assumed repurchased                          (9.6)       (1.8)         (4.1)      (0.5)
                                                                     -------     -------      --------    -------
                                                                         4.6         0.1           1.8        0.1
                                                                     -------     -------      --------    -------

     (e) Applicable common shares, as adjusted                         488.1       459.3         484.7      459.0
                                                                     =======     =======      ========    =======

     Earnings per common and common equivalent share:

     Adjusted income (loss) from continuing retail
       operations (a)/(e)                                            $  0.07     $  0.05      $  (0.01)   $ (0.02)
     Discontinued operations, net of income taxes (b)/(e)                  -           -             -          -
     Disposal of discontinued operations, net of income
       taxes (c)/(e)                                                       -       (0.17)        (0.13)     (0.17)
                                                                     -------     -------      -------     -------
     Net income (loss)(d)/(e)                                        $  0.07     $ (0.12)     $  (0.13)   $ (0.19)
                                                                     =======     =======      ========    =======

II. Earnings per common and common equivalent share assuming full dilution:

     (f) Income (loss) from continuing retail operations             $    34     $    22      $     (4)   $    (3)
     Less --Convertible Preferred Securities dividend                      7           -             -          -
     (g) Discontinued operations, net of income taxes                      -           1             -         (2)
     (h) Disposal of discontinued operations, net of income taxes          -         (77)          (61)       (77)
                                                                     -------     -------      --------    -------

     (i) Adjusted net income (loss)                                  $    41     $   (55)     $    (65)   $   (83)
                                                                     =======     =======      ========    =======

     Weighted average common shares outstanding                        483.5       459.2         482.9      458.9
     Weighted average Series C convertible preferred shares
       outstanding                                                         -         8.2             -        8.2
     Convertible Preferred Securities                                   32.2           -          16.1          -
     Stock options--
       Common shares assumed issued                                     14.2         2.0          11.0        1.0
       Less--common shares assumed repurchased                          (9.6)       (1.6)         (7.5)      (0.8)
                                                                     -------     -------      --------    -------
                                                                         4.6         0.4           3.5        0.2
                                                                     -------     -------      --------    -------
     (j) Applicable common shares, as adjusted                         520.3       467.8         502.6      467.3
                                                                     =======     =======      ========    =======

     Earnings per common and common equivalent share assuming full dilution:

     Income (loss) from continuing retail operations (f)/(j)         $  0.07        0.05      $   0.01    $ (0.01)
     Discontinued operations, net of income taxes (g)/(j)                  -           -             -          -
     Disposal of discontinued operations, net of income taxes              -       (0.17)        (0.12)     (0.17)
       (h)/(j)                                                        ------     -------      --------    -------

     Net income (loss)(i)/(j)                                        $  0.08     $ (0.12)     $  (0.12)   $ (0.18)
                                                                     =======     =======      ========    =======
                                                                      (1)         (2)            (1)         (1)
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(1) This calculation is submitted in accordance with Regulation S-K item
    601(b)(11) although it is contrary to paragraph 40 of APB Opinion No. 15 because it produces an anti-dilutive result.

(2) This calculation is submitted in accordance with Regulation S-K item
    601(b)(11) although not required by footnote 2 to paragraph 14 of APB
    Opinion No. 15 because it results in dilution of less than 3%.